EXHIBIT 2.1

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                     MEMBERSHIP INTEREST PURCHASE AGREEMENT

                           Dated as of August 2, 2001

                                  By and Among

                         Uniroyal Technology Corporation

                          Uniroyal Optoelectronics, LLC

                      Uniroyal Compound Semiconductors Inc.
                                       and

                               Emcore Corporation


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

                     MEMBERSHIP INTEREST PURCHASE AGREEMENT

MEMBERSHIP INTEREST PURCHASE AGREEMENT (this "Agreement") dated as of August 2, 2001 by and between Uniroyal Technology Corporation, a Delaware corporation ("Purchaser"), Uniroyal Compound Semiconductors Inc., a Delaware corporation, Uniroyal Optoelectronics, LLC, a Delaware limited liability company (the "Company") and Emcore Corporation, a New Jersey corporation ("Seller" both Seller and Purchaser each a "Party" and together the "Parties"), being the owner of a membership interest in the Company.


                              W I T N E S S E T H:
                               - - - - - - - - - -


WHEREAS, Purchaser and Seller have formed Uniroyal Optoelectronics, LLC pursuant to a Joint Venture Agreement, dated December 31, 1997, and an Amended and Restated Joint Venture Agreement, dated November 30, 1998 (the "Joint Venture Agreement"); and

WHEREAS, Seller owns a membership interest in the Company that was acquired pursuant to the Joint Venture Agreement (the "Membership Interest");

WHEREAS, Purchaser and Seller are Parties to, have entered into, and wish to terminate and release Seller from all obligations of (i) the Amended and Restated Technology License Agreement dated as of November 30, 1998 between Seller and Purchaser (the "License Agreement"), (ii) the Amended and Restated Sublicense Agreement dated as of November 30, 1998 between Purchaser and Uniroyal Compound Semiconductors Inc. ("UCSI"), (iii) the Amended and Restated Sublicense Agreement dated as of November 30, 1998 between UCSI and the Company (the Sublicense Agreements described in clauses (ii) and (iii) together, the "Sublicense Agreements") and (iv) the Supply Agreement dated December 31, 1997 between Seller and the Company (the "Supply Agreement");

WHEREAS, Seller desires to sell, and Purchaser desires to purchase, all of the Seller's Membership Interest in the Company pursuant to this Agreement and to amend the Joint Venture Agreement to reflect that as of the Closing Date (as hereinafter defined) the Seller will not be a member of the Company; and

WHEREAS, it is the intention of the parties hereto that, upon consummation of the purchase and sale of the Membership Interest pursuant to this Agreement, Purchaser or a wholly owned subsidiary of Purchaser shall own the Membership Interest of the Company;

NOW, THEREFORE, IT IS AGREED:

                                    ARTICLE I

                                   DEFINITIONS

ss. 1.  Definitions.

ss. 1.1 Defined Terms. When used in this Agreement, the following terms shall have the respective meanings specified therefor below.

"Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person; provided that, for the purposes of this definition, control (including, with correlative meanings, the terms controlled by and under common control with), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise and provided, further, that an Affiliate of any Person shall also include (i) any Person that directly or indirectly owns more than five percent (5%) of any class of capital stock or other equity interest of such Person, (ii) any officer, director, trustee or beneficiary of such Person, (iii) any spouse, parent, sibling or descendant of any Person described in clauses (i) or (ii) above, and (iv) any trust for the benefit of any Person described in clauses (i) through (iii) above or for any spouse, issue or lineal descendant of any Person described in clauses (i) through (iii) above.

"Business Day" shall mean any day, other than a Saturday, Sunday or a day on which banks located in New York, New York shall be authorized or required by law to close.

"Governmental or Regulatory Authority" shall mean any instrumentality, subdivision, court, administrative agency, commission, official or other authority of the United States or any other country or any state, province, prefect, municipality, locality or other government or political subdivision thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

"Law" shall mean any statute, law, ordinance, rule or regulation of any Governmental or Regulatory Authority.

"Lien" or "Liens" shall mean liens, security interests, options, rights of first refusal, claims, easements, mortgages, charges, indentures, deeds of trust, rights of way, restrictions on the use of real property, encroachments, licenses to third parties, leases to third parties, security agreements, or any other encumbrances and other restrictions or limitations on use of real or personal property or irregularities in title thereto.

"Material Adverse Effect" shall mean, (i) when used with respect to the Company, any materially adverse change in or effect on the business, assets, liabilities, results of operation, condition (financial or otherwise) or prospects of the Company or (ii) when used with respect to Purchaser or Seller, as the case may be, any materially adverse change in or effect on (including any material delay) the ability of Purchaser or Seller, as the case may be, to perform its respective obligations hereunder.

"Material Positive Effect" shall mean when used with respect to the Company, any materially positive change in or effect on the business, assets, liabilities, results of operation, condition (financial or otherwise) or prospects of the Company.

"Order" shall mean any judgment, order, injunction, decree, writ, permit or license of any Governmental or Regulatory Authority or any arbitrator.

"Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a limited liability partnership, a trust, an incorporated organization and a Governmental or Regulatory Authority.

"Purchaser Shares" shall mean the shares of common stock, $0.01 par value of Uniroyal Technology Corporation.

"Subsidiary" shall mean, with respect to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is owned by such Person directly or indirectly through one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through one or more Subsidiaries of such Person has more than a 50% equity interest.

ss. 1.2 Additional Defined Terms. In addition to the terms defined in 1.1, the following terms shall have the respective meanings assigned thereto in the sections indicated below.

Defined Term                  Section                Defined Term                     Section
------------                  -------                ------------                     -------
Agreement                     Preamble               NLRB                             4.15
Claims                        4.18(b)                Permit or Permite                4.12(b)
Closing                       2.3                    Purchase Price                   2.2
Closing Date                  2.3                    Purchaser                        Preamble
Company                       Preamble               Purchaser Financial              4.4
                                                     Statements
Contract                      3.3                    Purchaser Property               4.18(b)
Environmental Claims          4.18(b)                Registration Rights              2.5
                                                     Agreement
Environmental Law             4.18(b)                Release or Released              4.18(b)
Exchange Act                  4.4                    Respective Entities              7.1
GAAP                          4.4                    Returns                          4.16(a)
Hazardous Materials           4.18(b)                SEC                              4.3

Defined Term                  Section                Defined Term                     Section
------------                  -------                ------------                     -------
Immigration Laws              4.15                   Securities Act                   2.5
Indemnified Party             6.3                    Seller                           Preamble
Indemnifying Party            6.3                    Seller Indemnitee                6.2
Intellectual Property         4.17(h)                Taxes                            4.16(a)
Losses                        6.2(a)                 Transfer Agent                   2.4
NASD                          4.3                    WARN                             4.15
New License Agreement         7.(b)


ss. 1.3 Construction. In this Agreement, unless the context otherwise requires:

     (a) any reference in this  Agreement to writing or  comparable  expressions
includes  a  reference  to  facsimile   transmission  or  comparable   means  of
communication;

     (b) words expressed in the singular number shall include the plural and vice versa, words expressed in the masculine shall include the feminine and neuter gender and vice versa;

     (c) references to Articles, Sections, Exhibits, Schedules and Recitals are references to articles, sections, exhibits, schedules and recitals of this Agreement;

     (d) reference to day or days are to calendar days;

     (e) this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented; and

     (f) include, includes, and including are deemed to be followed by without limitation whether or not they are in fact followed by such words or words of similar import.

ss. 1.4 Schedules and Exhibits. The Schedules and Exhibits to this Agreement are incorporated into and form an integral part of this Agreement. If an Exhibit is a form of agreement, such agreement, when executed and delivered by the parties thereto, shall constitute a document independent of this Agreement.

ss. 1.5 Knowledge. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge of Seller or Purchaser, Seller or Purchaser respectively confirms that it has made due and diligent inquiry as to the matters that are the subject of such representations and warranty.

                                   ARTICLE II

                           SALE OF MEMBERSHIP INTEREST

ss. 2.1 Sale of Membership Interest. On the terms, and subject to the conditions, set forth in this Sale of Agreement, Seller agrees to and hereby sell, assign, transfer and deliver to Purchaser on the Closing Date, and Purchaser agrees to purchase from Seller on the Closing Date, the Membership Interest, and both Parties agree to the amendment of the Joint Venture Agreement in the form attached as Exhibit D. Both Parties in accordance with section 8.1 of the Joint Venture Agreement hereby consent to the transfer of the Membership Interest from the Seller to the Purchaser.

ss. 2.2 Purchase Price. In full consideration for the purchase by Purchaser of the Membership Interest, Purchaser shall pay to Seller, on the Closing Date, 1,965,924 Purchaser Shares (the "Purchase Price").

ss. 2.3 Closing. The sale referred to in Section 2.1 (the "Closing") shall take place at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York on the date this Agreement is executed. Such date is herein referred to as the "Closing Date".

ss. 2.4 Purchaser Shares Transfer. At the Closing, the Purchaser shall authorize its transfer agent (the "Transfer Agent") to issue to the Seller stock certificates registered in the name of the Seller, or in such nominee name(s) as designated by the Seller in writing and the Purchaser will deliver one certificate representing 1,965,924 shares of Common Stock (the "Certificate").

ss. 2.5 Exemption from Registration; Registration of Purchaser Shares. The Purchaser Shares to be issued pursuant to the Agreement are exempt from, and subject to, registration under the United States Securities Act of 1933, as amended (the "Securities Act"), by reason of Rule 506 of Regulation D promulgated thereunder. The Purchaser Shares are subject to a registration rights agreement (the "Registration Rights Agreement"), in the form substantially similar to the form attached as Exhibit A.

ss. 2.6 Vendor Financing. For good and valuable consideration, and to induce Purchaser to enter into this Agreement, Seller grants Purchaser such payment terms and preferred vendor pricing as described on Schedule A. For good and valuable consideration, and to induce Seller to enter into this Agreement, Purchaser grants Seller preferred vendor status and pricing on Uniroyal Compound Semiconductors Inc., Uniroyal Optoelectronics, LLC, Sterling Semiconductor, Inc., and NorLux Corp. products and services.



                                   ARTICLE III

                            REPRESENTATIONS OF SELLER

ss. 3. Representations of Seller. Seller represents, warrants and agrees as follows:

ss. 3.1 Ownership of Membership Interest; Existence and Good Standing of Seller. Seller is the lawful owner, beneficially and of record, of the Membership Interest acquired pursuant to the Joint Venture Agreement, free and clear of all Liens. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Seller has not transferred, sold or assigned any portion of the Membership Interest acquired pursuant to the Joint Venture Agreement. The delivery to Purchaser of the Membership Interest pursuant to this Agreement will transfer to Purchaser good and valid title to all of the Membership Interest of the Company, free and clear of all Liens.

ss. 3.2 Authority and Enforceability. Seller has the corporate power and authority to execute and deliver this Agreement and the other instruments and agreements to be executed and delivered by Seller as contemplated hereby. Seller has the corporate power and authority to consummate the transactions contemplated hereby and by the other instruments and agreements to be executed and delivered by Seller as contemplated hereby, including without limitation, the execution and delivery of this Agreement, the Registration Rights Agreement, the New License Agreement (as hereinafter defined), the Loan and Security Agreement and other documents and instruments evidencing the purchase of the Membership Interest of the Seller by Purchaser, and all other instruments and agreement to be executed and delivered by Seller as contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Seller's Board of Directors and no other corporate action on the part of Seller is necessary to authorize the execution, delivery and performance of this Agreement and such other instruments and agreements by Seller and the consummation of the transactions contemplated hereby and thereby. This Agreement and all other instruments and agreements to be executed and delivered by Seller as contemplated hereby, when delivered in accordance with the terms hereof, assuming the due execution and delivery of this Agreement and each such other document by the other parties hereto and thereto, shall have been duly executed and delivered by Seller and shall be valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

ss. 3.3 Consents and Approvals; No Violations. The execution and delivery of this Agreement, the other instruments and agreements to be executed and delivered by Seller as contemplated hereby and the consummation by Seller of the transactions contemplated hereby and thereby will not result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Lien on any of the properties or assets of the Company or any of its Subsidiaries under: (1) any provision of the certificate of incorporation or by-laws of Seller; (2) any Law or Order applicable to Seller, or by which any of its properties or assets may be bound; (3) any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, license, franchise, permit, agreement, understanding arrangement, contract, commitment, lease, franchise agreement or other instrument or obligation (whether oral or written) (each, including all amendments thereto, a "Contract") to which Seller is a party, or by which they or any of their respective properties or assets is bound except in the case of clauses

(2) and (3) above, for such violations, filings, permits, consents, approvals, notices, breaches or conflicts which would not have a Material Adverse Effect with respect to Seller or the Company.

                                   ARTICLE IV

                          REPRESENTATIONS OF PURCHASER

ss. 4. Representations of Purchaser. Purchaser represents, warrants and agrees as follows:

ss. 4.1 Organization, Standing and Power. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Purchaser has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect on Purchaser. Purchaser is not in violation of any of the provisions of its Amended and Restated Certificate of Incorporation or Bylaws or equivalent organizational documents.

ss. 4.2 Authority and Enforceability. Purchaser has the corporate power and authority to execute and deliver this Agreement and the other instruments and agreements to be executed and delivered by Purchaser as contemplated hereby. Purchaser has the corporate power and authority to consummate the transactions contemplated hereby and by the other instruments and agreements to be executed and delivered by Purchaser as contemplated hereby, including without limitation, the execution and delivery of this Agreement, the Registration Rights Agreement, the New License Agreement, the Loan and Security Agreement and other documents and instruments evidencing the purchase of the Membership Interest of the Seller by Purchaser, and all other instruments and agreement to be executed and delivered by Purchaser as contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Purchaser's Board of Directors and no other corporate action on the part of Purchaser is necessary to authorize the execution, delivery and performance of this Agreement and such other instruments and agreements by Purchaser and the consummation of the transactions contemplated hereby and thereby. This Agreement and all other instruments and agreements to be executed and delivered by Purchaser as contemplated hereby, when delivered in accordance with the terms hereof, assuming the due execution and delivery of this Agreement and each such other document by the other parties hereto and thereto, shall have been duly executed and delivered by Purchaser and shall be valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

ss. 4.3 Consents and Approvals; No Violations. The execution and delivery of this Agreement, the other instruments and agreements to be executed and delivered by Purchaser as contemplated hereby and the consummation by Purchaser of the transactions contemplated hereby and thereby will not result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Lien on any of the properties or assets of the Purchaser or any of its Subsidiaries under: (1) any provision of the certificate of incorporation or by-laws of Purchaser; (2) any Law or Order applicable to Purchaser, or by which any of its properties or assets may be bound; (3) any of the terms, conditions or provisions of any Contract to which Purchaser is a party, or by which they or any of their respective properties or assets is bound except in the case of clauses (2) and (3) above, for such violations, filings, permits, consents, approvals, notices, breaches or conflicts which would not have a Material Adverse Effect with respect to Purchaser or the Company. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement by Purchaser or the consummation by Purchaser of the transactions contemplated hereby, except for
(i) the filing, if any, of a current report on Form 8-K with the Securities and Exchange Commission ("SEC") and National Association of Securities Dealers ("NASD") after the date of this Agreement, (ii) the filing of a registration statement on Form S-3 with the SEC after the date of this Agreement covering the resale of the Purchaser Shares issued pursuant to this Agreement, (iii) any filings as may be required under applicable state securities laws and the securities laws of any foreign country.

ss. 4.4 SEC Filings; Financial Statements. Except as set forth in any Purchaser SEC filings, as of their respective filing dates, the Purchaser SEC filings complied in all material respects with the requirements of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act, and as their respective filing date, the date hereof, none of the Purchaser SEC filings contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed
Purchaser SEC filing. Except as set forth in any Purchaser SEC filing, the financial statements of Purchaser, including the notes thereto, included in the Purchaser SEC filings (the "Purchaser Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC). The Purchaser Financial Statements fairly present the consolidated financial condition and operating results of Purchaser at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments).

ss. 4.5 Complete Copies of Materials. Purchaser has delivered or made available true and complete copies of each document that has been requested by Seller, or its counsel in connection with the legal and accounting review of Purchaser, its Subsidiaries and the Company including but not limited to all purchase orders and material information that may impact the future value of the business (whether positively or negatively).

ss. 4.6 Brokers' and Finders' Fees. Purchaser has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

ss. 4.7 Purchaser Shares. The Purchaser Shares to be issued pursuant to this Agreement are duly authorized, validly issued, fully paid and nonassessable, and the issuance thereof will not have been subject to any preemptive rights or made in violation of the Delaware General Corporation Law. As of the Closing, the Purchaser Shares will be free of any and all Liens except such encumbrances as may exist under federal and state securities laws.

ss. 4.8 Capital Structure. (a) The authorized capital stock of Purchaser consists of 100,000,000 shares of common stock and 1000 shares of preferred stock. On and as of the date hereof, the following shares of capital stock of Purchaser are issued and outstanding: 28,069,282 shares of common stock, $.01 par value per share, after giving effect to the issuance contemplated by this agreement. There are no other outstanding shares of capital stock or voting securities of Purchaser and no outstanding commitments to issue any share capital or voting securities of Purchaser or any of its Subsidiaries. All outstanding shares of capital stock of Purchaser are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights or rights of first refusal created by statute, or charter or organizational documents of Purchaser or any agreement or instrument to which Purchaser is a party or by which it is bound. Except as set forth on Schedule 4.8 there are no options, warrants, calls, rights, commitments or agreements of any character to which Purchaser is a party or by which it is bound obligating Purchaser to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any share capital or voting securities of Purchaser or obligating Purchaser to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth on Schedule 4.8 there are no contracts, commitments, voting trusts or agreements relating to voting, purchase or sale of Purchaser's share capital or voting securities (i) between or among Purchaser and any of its securityholders, and (ii) to Purchaser's knowledge, between or among any of Purchaser's securityholders. All outstanding share capital and other voting securities of Seller were issued in compliance with all applicable laws.

ss. 4.9 Liabilities. Neither the Purchaser nor any of its Subsidiaries has outstanding any claims, liabilities or indebtedness, contingent or otherwise, of any kind whatsoever (whether accrued, absolute, contingent or otherwise, and whether or not required to be reflected in the Purchaser's financial statements in accordance with GAAP), except (i) as set forth in the Purchaser's SEC filings, (ii) for liabilities incurred since the date of the most recent financial statements included in the Purchaser's SEC filings in the ordinary course of business consistent with past practice, and (iii) such other claims, liabilities or indebtedness that do not have, and would not have, individually or in the aggregate, a Material Adverse Effect on the Purchaser.

ss. 4.10 Absence of Certain Changes. Except as set forth in any Purchaser SEC filing , since the date of the Purchaser Balance Sheet dated October 1, 2000, Purchaser has conducted its business in the ordinary course consistent with past practice other than as set forth in Schedule 4.10 and there has not occurred any change, event or condition (whether or not covered by insurance) that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect or have a Material Positive Effect on Purchaser, its Subsidiaries or the Company since October 1, 2000.

ss. 4.11 Title to Properties; Encumbrances. The Purchaser and each of its Subsidiaries has good, valid and marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, (i) all of its material tangible properties and assets (real and personal), including, without limitation, all the properties and assets reflected in the consolidated balance sheet as at October 1, 2000, contained in the Purchaser's SEC filings, except as indicated in the notes thereto and except for properties and assets reflected in the consolidated balance sheet as at October 1, 2000, contained in the Purchaser's SEC filings, that have been sold or otherwise disposed of in the ordinary course of business after such date, and except where the failure to have such good, valid and marketable title or valid leasehold interest would not have, individually or in the aggregate, a Material Adverse Effect on the Purchaser, and (ii) all the tangible properties and assets purchased by the Purchaser and any of its Subsidiaries since October 1, 2000, except for such properties and assets that have been sold or otherwise disposed of in the ordinary course of business and except where the failure to have such good, valid and marketable title or valid leasehold interest does not have, and would not have, individually or in the aggregate, a Material Adverse Effect on the Purchaser; in each case subject to no encumbrances, except for (x) encumbrances reflected or reserved against in the completed Purchaser's SEC filings and (y) such encumbrances that do not have, and would not have, individually or in the aggregate, a Material Adverse Effect on the Purchaser.

ss. 4.12 Compliance with Laws. (a) Except where the failure to so comply does not have, and would not have, individually or in the aggregate, a Material Adverse Effect on the Purchaser, the Purchaser and its Subsidiaries are in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, orders, judgments and decrees applicable to their business and have not received notification of any asserted present or past failure to so comply.

     (b) The Purchaser and its Subsidiaries hold all federal, state, local and foreign permits, consents, approvals, licenses, authorizations, certificates, rights, exemptions and orders from Governmental or Regulatory Authorities (the "Permits") that are necessary for the operation of the business of the Purchaser and/or its Subsidiaries as now conducted, and there has not occurred any default under any such Permit, except to the extent that any such failure to hold Permits and any such default does not have, and would not have, individually or in the aggregate, a Material Adverse Effect on the Purchaser.

ss. 4.13 Litigation. There is no action, suit, proceeding at law or in equity, or any arbitration or any administrative or other proceeding by or before (or to the knowledge of the Purchaser any investigation by) any Governmental or Regulatory Authority, pending, or, to the knowledge of the Purchaser, threatened, against or affecting the Purchaser or any of its Subsidiaries, or any of their respective properties or rights that has, or would have, individually or in the aggregate, a Material Adverse Effect on the Purchaser. There are no such suits, actions, claims, proceedings or investigations pending or, to the knowledge of the Purchaser, threatened, seeking to prevent or challenging the transactions contemplated by this Agreement. Neither the Purchaser nor any of its Subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding that has, or would have, individually or in the aggregate, a Material Adverse Effect on the Purchaser.

ss. 4.14 Purchaser Employee Benefit Plans. Each Purchaser Employee Benefit Plan, which shall be defined as any stock option, stock appreciation right, restricted stock, stock purchase, stock unit, performance share, incentive, bonus, profit-sharing, savings, deferred compensation, health, medical, dental, life insurance, disability, accident, supplemental unemployment or retirement, employment, severance or salary or benefits continuation, change in control, or fringe benefit plan, program, arrangement or agreement maintained by the Company or any Affiliate thereof, is in compliance with all applicable laws (including, without limitation, ERISA and the Code) and has been administered and operated in accordance with its terms, in each case except as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect on the Purchaser.

ss. 4.15 Employment Relations and Agreements. The Purchaser and each of its Subsidiaries is in substantial compliance with all federal, foreign, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice as determined by the National Labor Relations Board ("NLRB") during the last two years. No material unfair labor practice charge or complaint against the Purchaser or any of its Subsidiaries is pending before the NLRB or an equivalent tribunal under applicable foreign law. There is no labor strike, slowdown, stoppage or material dispute pending or, to the knowledge of the Purchaser, threatened against or involving the Purchaser or any of its Subsidiaries. No representation question exists respecting the employees of the Purchaser or any of its Subsidiaries. No collective bargaining agreement is currently being negotiated by the Purchaser or any of its Subsidiaries and neither the Purchaser nor any of its Subsidiaries is or has been a party to a collective bargaining agreement. Neither the Purchaser nor any of its Subsidiaries is experiencing or has experienced any material labor difficulty during the last two years. No grievance or arbitration proceeding arising out of or under a collective bargaining agreement is pending and no claim thereunder exists or, to the knowledge of the Purchaser, is threatened with respect to the Purchaser's or its Subsidiaries' operations. Neither the Purchaser nor any of its Subsidiaries has any Equal Employment Opportunity Commission charges or other claims of employment discrimination pending or, to the knowledge of the Purchaser, currently threatened against the Purchaser or any such Subsidiary. No wage and hour department investigation has been made of the Purchaser or any of its Subsidiaries. Neither the Purchaser nor any of its Subsidiaries had any occupational health and safety claims against the Purchaser or any such Subsidiary during the last two years. The Purchaser and each of its Subsidiaries is in compliance in all material respects with the terms and provisions of the Immigration Reform and Control Act of 1986, as amended, and all related regulations promulgated thereunder (the "Immigration Laws"). There has been no "mass layoff" or "plant closing" by the Purchaser as defined in the Federal Workers Adjustment Retraining and Notification Act ("WARN") or state law equivalent, or any other mass layoff or plant closing that would trigger notice pursuant to WARN or state law equivalent, within ninety (90) days prior to the Closing Date. The Purchaser and its Subsidiaries have never been the subject of any inspection or investigation relating to its compliance with or violation of the Immigration Laws, nor have they been warned, fined or otherwise penalized by reason of any such failure to comply with the Immigration Laws, nor is any such proceeding pending or to the knowledge of the Purchaser, threatened.

ss. 4.16 Taxes. (a) Tax Returns. The Purchaser, the Company, and each of the Purchaser's Subsidiaries has timely filed or caused to be timely filed or shall file or cause to be timely filed with the appropriate taxing authorities all material returns, statements, forms and reports for Taxes (as hereinafter defined) (the "Returns") that are required to be filed by, or with respect to, the Purchaser and its Subsidiaries and the Company on or prior to the Closing Date. The Returns reflect accurately and shall reflect accurately all liability for material Taxes of the Purchaser and each of its Subsidiaries for the periods covered thereby and all other information presented on such Returns is true, correct and complete in all material respects. "Taxes" shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges including, without limitation, all United States federal, state, local, non-United States and other income, franchise, gross receipts, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest, and shall include any liability for such amounts which may be incurred as a result either of being a member of a combined, consolidated, unitary or affiliated group, or of a contractual obligation to indemnify any Person or other entity.

     (b) Payment of Taxes. All material Taxes and tax liabilities of the Purchaser and its Subsidiaries for all taxable years or periods that end on or prior to the Closing Date and, with respect to any taxable year or period beginning on or prior to and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date, have been timely paid or shall be timely paid in full on or prior to the Closing Date or accrued and adequately disclosed and fully provided for on the financial statements of the Purchaser and its Subsidiaries in accordance with GAAP.

ss. 4.17 Intellectual Property. (a) All material Intellectual Property (as hereinafter defined) used or owned by the Purchaser or any of its Subsidiaries (except for unregistered copyrights, know how and trade secrets) has been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Copyright Office, a duly accredited and appropriate domain name registrar, in the appropriate offices in the various states of the United States or the appropriate offices of other jurisdictions, and each such registration, filing and issuance remains in full force and effect as of the Closing Date.

     (b) To the extent any Intellectual Property is used under license in the business of the Purchaser and/or any of its Subsidiaries, no notice of a material default has been sent or received by the Purchaser or any of its Subsidiaries under any such license that remains uncured, and the execution, delivery or performance of the Purchaser's obligations hereunder shall not result in such a default. Each such license agreement is a legal, valid and binding obligation of the Purchaser and/or its Subsidiaries and each of the other parties thereto and is enforceable in accordance with the terms thereof.

     (c) The Purchaser and/or its Subsidiaries owns the entire right and interest in and to, or is licensed to use, all of the material Intellectual Property used in its respective business, free and clear of any encumbrances or other adverse claims, without obligation to pay any royalty or any other fees with respect thereto. Neither the Purchaser's nor any of its Subsidiaries' use of Intellectual Property infringes any rights of any third party.

     (d) Neither the Purchaser nor any of its Subsidiaries has received any written notice or claim from any Person challenging the right of the Purchaser or any of its Subsidiaries to use any Intellectual Property, which notice or claim is still pending.

     (e) Neither the Purchaser nor any of its Subsidiaries has made any claim in writing of a violation, infringement, misuse or misappropriation by any Person of its rights to, or in connection with, any Intellectual Property owned by Purchaser or any Subsidiary of Purchaser which claim is still pending.

     (f) To the knowledge of the Purchaser, there is no pending or threatened proceedings, litigation or other adverse claims by any Person of a violation, infringement, misuse or misappropriation by the Purchaser or any of its
Subsidiaries of any Intellectual Property owned by any Person, or of the invalidity of any patent or registration of a copyright, trademark, service mark, domain name, or trade name owned by Purchaser or any of its Subsidiary. To the knowledge of the Purchaser, neither the Purchaser nor any of its Subsidiaries knows of any valid basis for any such claim.

     (g) There are no interferences, oppositions, or other contested proceedings, either pending or, to the knowledge of the Purchaser, threatened, in the United States Copyright Office, the United States Patent and Trademark Office, or any Governmental or Regulatory Authority relating to any pending application with respect to any Intellectual Property owned by Purchaser or any of its Subsidiaries.

     (h) For the purposes of this Agreement, "Intellectual Property" shall mean all domestic and foreign patents, patent applications, trademark and service mark registrations and applications therefor, copyrights and applications for registration therefor, Internet domain names, universal resource locators and corresponding Internet sites (including content contained therein), unpatented inventions, know-how, know-how licenses, formulae and recipes, methods, designs, processes, procedures and improvements and refinements thereof, technology, source codes, object codes, computer software programs, software licenses, databases, data collections technology, trade secrets, trademarks, service marks, corporate and business names, trade names, trade dress, brand names, and other indicia of origin, moral and economic rights of authors and inventors (however denominated), customer lists, and other confidential or proprietary information or material.

ss. 4.18 Environmental Laws and Regulations. (a) Except as does not have, or would not have, individually or in the aggregate, a Material Adverse Effect on the Purchaser, (i) Hazardous

Materials have not at any time been generated, used, treated or stored, transported to or from, or Released or disposed of, on any Purchaser Property except in compliance with applicable Environmental Laws, (ii) the Purchaser and each of its Subsidiaries are in compliance with all Environmental Laws and the requirements of any Permits issued under such Environmental Laws with respect to any Purchaser Property, (iii) there are no past, pending or, to the knowledge of the Purchaser, any threatened Environmental Claims against the Purchaser or any of its Subsidiaries or any Purchaser Property, (iv) there are no facts or circumstances, conditions or occurrences regarding any Purchaser Property that could reasonably be anticipated (x) to form the basis of an Environmental Claim against the Purchaser or any of its Subsidiaries or any Purchaser Property for which the Purchaser or any of its Subsidiaries could reasonably be expected to be liable, or (y) to cause such Purchaser Property to be subject to any restrictions on its ownership, occupancy, use or transferability under any Environmental Law, and (v) there are not now any underground storage tanks located on any Purchaser Property.

(b) For purposes of this Agreement, the following terms shall have the following meanings: (i) "Purchaser Property" means any real property and improvements at any time owned, leased or operated by the Purchaser or any of its Subsidiaries;
(ii) "Hazardous Materials" means (x) any petroleum or petroleum products, radioactive materials, asbestos in any form that has become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, and radon gas, (y) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "extremely hazardous substances," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any applicable Environmental Law, and (z) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental or Regulatory Authority; (iii) "Environmental Law" means any federal, state, foreign or local statute, law, rule, regulation, ordinance, guideline, policy, code or rule of common law in effect and in each case, as amended, as of the date hereof, and any judicial interpretation thereof or order applicable to the Purchaser or its operations or property as of the date hereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C.ss. 9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C.ss. 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C.ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C.ss. 2601 et seq.; the Clean Air Act, 42 U.S.C.ss.7401 et seq.; Occupational Safety and Health Act, 29 U.S.C. 651 et seq.; Oil Pollution Act of 1990, 33 U.S.C.ss. 2701 et seq.; and the Safe Drinking Water Act, 42 U.S.C.ss. 300f et seq., and their state and local counterparts and equivalents; (iv) "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings under any Environmental Law or any Permit issued under any such Environmental Law (for purposes of this subclause
(v), "Claims"), including without limitation (x) any and all Claims by Governmental or Regulatory Authorities for enforcement, cleanup, removal, response,  remedial  or other  actions or  damages  pursuant  to any  applicable
Environmental Law, and (y) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from

Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment; and (vi) "Release" or "Released" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying or seeping into or upon any land or water or air, or otherwise entering into the environment.

ss. 4.19 Cumulative Breach. The breaches, if any, of the representations and warranties made by the Purchaser in this Agreement that would occur if all references in such representations and warranties to phrases concerning materiality, including references to the qualification "Material Adverse Effect" were deleted, in the aggregate do not have, and would not have, individually or in the aggregate, a Material Adverse Effect on the Purchaser.

ss. 4.20 Representations and Warranties Complete. Purchaser has not relied on any other representations or warranties, whether express or implied, of Seller with respect to the transactions contemplated hereby except as expressly set forth herein.

                                    ARTICLE V

                        COVENANTS OF PURCHASER AND SELLER

ss. 5.1 Confidentiality. Each party agrees that it shall not disclose publicly or to any third party the existence or content of this Agreement nor the terms of this Agreement or any agreement contemplated herein nor any negotiations between the parties relating thereto without the prior written consent of the other party; it being understood that each party may disclose the foregoing to its financial, legal and tax advisors, except that each Party may file a copy of this Agreement as part of a filing on Form 8-K with the SEC after the execution of this Agreement.

ss. 5.2 Public Announcements. Neither Seller nor Purchaser shall, nor shall any of their respective Affiliates, without the approval of the other party, issue any press releases or otherwise make any public statements with respect to the transactions contemplated by this Agreement, except as may be required by applicable law or regulation or by obligations pursuant to any listing agreement with any national securities exchange so long as such party has used commercially reasonable efforts to obtain the approval of the other party prior to issuing such press release or making such public disclosure.

ss. 5.3 Opinion of Purchaser's Counsel. Purchaser shall provide Seller with a favorable opinion, dated the Closing Date, of Oliver J. Janney, the General Counsel of Purchaser, in form and substance reasonably satisfactory to Seller and its counsel, to the effect set forth in Exhibit B.

                                   ARTICLE VI

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

ss. 6.1 Survival of Representations. (a) The respective representations and warranties of Seller and Purchaser contained in this Agreement or in any Schedule, Exhibit or certificate delivered pursuant to this Agreement shall for two years from the date of the Closing other than the representations and warranties referred to in ss.6.1(b).

     (b) The representations and warranties contained in ss.4.1 (Organization, Standing and Power), ss.4.2 (Authority and Enforceability), ss.4.4 (SEC Filings; Financial Statements), ss.4.6 (Brokers' and Finders' Fees), and ss.4.8 (Capital Structure) shall survive indefinitely.

ss. 6.2 Indemnification. (a) Purchaser agrees to indemnify and hold Seller and its Affiliates and their respective stockholders, officers, directors, employees, agents, successors and assigns (each a "Seller Indemnitee"), harmless on an after tax basis from and against damages, losses, liabilities, obligations, claims of any kind, interest or expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "Losses"), suffered, incurred or paid, directly or indirectly, through application of the Company's or Purchaser's assets or otherwise, as a result of, in connection with or arising out of (i) the failure of any representation or warranty made by Purchaser in this Agreement (whether or not contained in Article IV) or in any Schedule, Exhibit or certificate delivered pursuant to this Agreement to be true and correct in all respects as of the date of this Agreement, and (ii) any breach by Purchaser of any of its covenants or agreements contained herein.

     (b) Seller agrees to indemnify and hold Purchaser and its Affiliates and their respective stockholders, officers, directors, employees, agents, successors and assigns (each a "Purchaser Indemnitee"), harmless on an after tax basis from and against Losses, suffered, incurred or paid, directly or indirectly, through application of the Company's or Purchaser's assets or otherwise, as a result of, in connection with or arising out of (i) the failure of any representation or warranty made by Seller in this Agreement (whether or not contained in Article III) or in any Schedule, Exhibit or certificate delivered pursuant to this Agreement to be true and correct in all respects as of the date of this Agreement, and (ii) any breach by Seller of any of its covenants or agreements contained herein.

     (c) The obligations to indemnify and hold harmless pursuant to Section 6.2(a) and (b) shall survive the consummation of the transactions contemplated by this Agreement for the time periods set forth in Section 6.1, except for claims for indemnification asserted prior to the end of such periods, which claims shall survive until final resolution thereof.

ss. 6.3 Third Party Claims. If a claim by a third party is made against any Person entitled to indemnification pursuant to Section 6.2 hereof (an "Indemnified Party"), and if such party intends to seek indemnity with respect thereto under this Article VIII, such Indemnified Party shall promptly notify the party obligated to indemnify such Indemnified Party (the "Indemnifying Party") of such claims; provided, that the failure to so notify shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that the Indemnifying Party is actually and materially prejudiced thereby. The Indemnifying Party shall have thirty (30) days after receipt of such notice to assume the conduct and control, through counsel reasonably acceptable to the Indemnified Party at the expense of the Indemnifying Party, of the settlement or defense thereof; provided, that (i) the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by such Indemnified Party, provided that the fees and expenses of such counsel shall be borne by such Indemnified Party and (ii) the Indemnifying Party shall promptly be entitled to assume the defense of such action only to the extent the Indemnifying Party acknowledges its indemnity obligation and assumes and holds such Indemnified Party harmless from and against the full amount of any Loss resulting therefrom; provided, further, that the Indemnifying Party shall not be entitled to assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnified Party if (i) the claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; (ii) the claim seeks an injunction or equitable relief against the Indemnified Party; (iii) the Indemnified Party has been advised in writing by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnified Party; or (iv) upon petition by the Indemnified Party, the appropriate court rules that the Indemnifying Party failed or is failing to vigorously prosecute or defend such claim. Any Indemnified Party shall have the right to employ separate counsel in any such action or claim and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Indemnifying Party unless (x) the Indemnifying Party shall have failed, within a reasonable time after having been notified by the Indemnified Party of the existence of such claim as provided in the preceding sentence, to assume the defense of such claim, (y) the employment of such counsel has been specifically authorized in writing by the Indemnifying Party, which authorization shall not be unreasonably withheld, or (z) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party and such Indemnified Party shall have been advised in writing by such counsel that there may be one or more legal defenses available to the Indemnified Party which are not available to the Indemnifying Party, or available to the Indemnifying Party the assertion of which would be adverse to the interests of the Indemnified Party. So long as the Indemnifying Party is reasonably contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the Indemnifying Party for such claim unless the Indemnifying Party shall have consented to such payment or settlement. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after the receipt of the Indemnified Party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement. The Indemnifying Party shall not, except with the consent of the Indemnified Party, enter into any settlement that is not entirely indemnifiable by the Indemnifying Party pursuant to this Article VII and does not include as an unconditional term thereof the giving by the Person or Persons asserting such claim to all Indemnified Parties of an unconditional release from all liability with respect to such claim or consent to entry of any judgment. The Indemnifying Party and the Indemnified Party shall cooperate with each other in all reasonable respects in connection with the defense of any claim, including making available records relating to such claim and furnishing, without expense to the Indemnifying Party and/or its counsel, such employees of the Indemnified Party as may be reasonably necessary for the preparation of the defense of any such claim or for testimony as witnesses in any proceeding relating to such claim.

                                   ARTICLE VII

                         MUTUAL RELEASE AND TERMINATION

ss. 7.1 Mutual Release. As of the Closing Date, the Parties hereby release and discharge each other and each other's respective successors, predecessors, assignees, affiliates, officers, directors, partners, employees, attorneys, representatives, agents, and entities they control (collectively, "Respective

Entities") from any and all suits, debts, sums of money, accounts, specialties, covenants, agreements, damages, judgments, charges, obligations, liabilities, causes of action, demands and claims whatsoever in law or equity, which each of Seller, Purchaser, UCSI, the Company and their Respective Entities ever had, now have or hereafter can, shall or may have against the other, for, upon, or by reason of any matter, cause or thing arising out of, accruing or relating to (i) the Joint Venture Agreement; (ii) the License Agreement; (iii) the Sublicense Agreements; and (iv) the Supply Agreement.

ss. 7.2 Termination. (a) As of the Closing Date, each of the License Agreement, the Sublicense Agreements and the Supply Agreement are hereby terminated in their entirety and each shall be of no further force or effect and neither
Purchaser nor Seller or any of their Affiliates shall have any further liability, obligation, responsibility or rights thereunder. Without limiting the foregoing, Purchaser and Seller agree and acknowledge that (i) each of the licenses described in the License Agreement or the Sublicense Agreements are hereby terminated, and (ii) notwithstanding anything to the contrary set forth in any of the License Agreement or the Sublicense Agreements, neither Purchaser nor Seller shall have thereunder any further right, title or interest (including without limitation, any license right or right to obtain such a license right) in or to any Proprietary Rights, Technology or Improvements.

     (b) Each of Seller and Purchaser further acknowledge that any and all rights each may have in respect of any Technology, Improvements or Proprietary Rights from and after the date of this Agreement shall be governed exclusively and entirely by a license agreement in the form of Exhibit C hereto (the "New License Agreement") to be executed simultaneously herewith.

     (c) For further clarity, it is expressly acknowledged that after the Closing Date, the Parties and their respective Subsidiaries shall no longer be bound by any formerly executed non-competition agreements or non-competition clauses wherever found between the Parties and their respective subsidiaries, restricting the competition of the Parties and their respective Subsidiaries.

                                  ARTICLE VIII

                                  MISCELLANEOUS

ss. 8.1 Expenses. The parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including the fees and expenses of their respective counsel and financial advisers.

ss. 8.2 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York applicable to agreements executed and to be performed solely within such State.

ss. 8.3 Jurisdiction; Agents for Service of Process. Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of New York, or in the United States District Court for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Purchaser shall appoint its General Counsel, as agent to receive on Purchaser's behalf service of process in any proceeding in any such court in the State of New York. The foregoing consents to jurisdiction and appointments of agents to receive service of process shall not constitute general consents to service of process in the State of New York for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement. The prevailing party or parties in any such litigation shall be entitled to receive from the losing party or parties all costs and expenses, including reasonable counsel fees, incurred by the prevailing party or parties. Each of Seller and Purchaser agree that service of any process, summons, notice or document by U.S. registered mail to such party's address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters for which it has submitted to jurisdiction pursuant to this Section 8.3.

ss. 8.4 Table of Contents; Captions. The table of contents and the Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

ss. 8.5 Notices. Any notice or other communication required or permitted under this Agreement shall be deemed to have been duly given (i) five Business Days following deposit in the mails if sent by registered or certified mail, postage prepaid, (ii) when sent, if sent by facsimile transmission, if receipt thereof is confirmed by telephone, (iii) when delivered, if delivered personally to the intended recipient and (iv) two Business Days following deposit with a nationally recognized overnight courier service, in each case addressed as follows:

                  if to Seller, to

                           Emcore Corporation
                           145 Belmont Drive
                           Somerset, NJ 08873
                           Telephone: 732-302-4077
                           Facsimile: 732-302-9783
                           Attn: Howard W. Brodie, Esq.

                  with a copy to:

                           White & Case LLP
                           1155 Avenue of the Americas
                           New York, NY 10036
                           Telephone: (212) 819-8200
                           Facsimile: (212) 354-8113
                           Attn: Steven M. Betensky, Esq.

                  and if to Purchaser, to

                           Uniroyal Technology Corporation
                           2 North Tamiami Trail, Suite 900
                           Sarasota, FL 34236
                           Telephone:  (941) 361-2220
                           Facsimile:  (941) 361-2214
                           Attn:  George J. Zulanas, Jr.

                  with a copy to:

                           Oliver J. Janney, Esq., General Counsel
                           2 North Tamiami Trail, Suite 900
                           Sarasota, FL 34236
                           Telephone: (941) 361-2212
                           Facsimile: (941) 361-2214

or such other address or number as shall be furnished in writing by any such party.

ss. 8.6 Assignment; Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto without the express written consent of the other party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

ss.  8.7   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, all of which taken together shall constitute one instrument.

ss. 8.8 Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

ss. 8.9 Amendments. This Agreement may not be changed, and any of the terms, covenants, representations, warranties and conditions cannot be waived, except pursuant to an instrument in writing signed by Purchaser and Seller or, in the case of a waiver, by the party waiving compliance.

ss. 8.10 Severability. If any term, provision, agreement, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

ss. 8.11 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.

ss. 8.12 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

ss. 8.13 Waiver of Jury Trial. Each of Purchaser and Seller hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any litigation as between the parties directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto. Each of Purchaser and Seller (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this
Section 8.13.

     IN WITNESS WHEREOF, each of Purchaser and Seller has caused its corporate name to be hereunto subscribed by its officer thereunto duly authorized all as of the day and year first above written.



                       EMCORE Corporation


                       By:  /s/ Tom Werthan
                          -------------------------------------------------
                           Name: Tom Werthan
                           Title: CFO



                       Uniroyal Technology Corporation


                       By:  /s/ George J. Zulanas, Jr.
                          -------------------------------------------------
                           Name: George J. Zulanas, Jr.
                           Title: Executive Vice President, Treasurer and Chief Financial Officer



                       Uniroyal Optoelectronics, LLC


                       By: /s/ George J. Zulanas, Jr.
                          -------------------------------------------------
                           Name: George J. Zulanas, Jr.
                           Title: Vice President and Treasurer



                       Uniroyal Compound Semiconductors Inc.


                       By:  /s/ George J. Zulanas, Jr.
                          -------------------------------------------------
                           Name: George J. Zulanas, Jr.
                           Title: Vice President and Treasurer

STATE OF NEW JERSEY )
                    ) SS:
COUNTY OF SOMERSET  )


ON THIS 2nd DAY OF August, 2001, before me personally appeared _____________ and _______________, both to me known who, being by me duly sworn, did depose and say that they are _____________, ______________, _______________ and
______________ respectively of UNIROYAL TECHNOLOGY CORPORATION, UNIROYAL OPTOELECTRONICS, LLC, UNIROYAL COMPOUND SEMICONDUCTORS INC. and EMCORE CORPORATION, the corporations described herein and which execute the foregoing instrument and that they signed their names thereto pursuant to the authority granted by UNIROYAL TECHNOLOGY CORPORATION, UNIROYAL OPTOELECTRONICS, LLC, UNIROYAL COMPOUND SEMICONDUCTORS INC. and EMCORE CORPORATION, respectively.

     GIVEN under my hand and seal of office the day and year aforesaid.



                                         -------------------------
                                         Notary Public